UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 15, 2005

webMethods, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15681	54-1807654
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3877 Fairfax Ridge Road, South Tower, Fairfax, Virginia		22030
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-460-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

webMethods, Inc. ("webMethods" or the "Company") entered into an executive agreement with Mark L. Wabschall on July 15, 2005 pursuant to the authorization of the Compensation Committee of the Board of Directors of webMethods. Mr. Wabschall serves as webMethods’ Senior Vice President, Finance and Chief Accounting Officer. The executive agreement with Mr. Wabschall employed webMethods’ standard form for such agreement, which was filed with the Securities and Exchange Commission (the "SEC") on August 9, 2004 as Exhibit 10.5 to the Form 10-Q of webMethods for the three months ended June 30, 2004.

Under the terms of that agreement, Mr. Wabschall may resign, or webMethods may terminate his employment, at any time and he may continue to receive base salary and benefits in certain circumstances after his resignation or termination of employment. webMethods is obligated for one year, unless Mr. Wabschall earlier accepts full-time employment, to make payments of then-current base salary and all benefits provided to him immediately prior to the termination of employment if he is terminated without cause (as defined by the agreement) or resigns for certain reasons, including, a reduction in base salary, a reduction or a change in his authorities, duties or job responsibilities or a geographic relocation without consent of more than 30 miles from his current office location. webMethods is obligated to pay the value of 12 months of Mr. Wabschall’s then-current base salary and maximum bonus or incentive compensation amount, and to pay for 12 months the life, disability, accident and health insurance benefits provided to him immediately prior to the termination of employment if, within one year after a change in control (as defined by the agreements), his employment is terminated without cause (as defined by the agreement) or he resigns for certain reasons, including, a reduction in base salary, a reduction or a change in his authorities, duties or job responsibilities or a geographic relocation without consent of more than 30 miles from his current office location.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As reported in Amendment No. 1 to Form 8-K filed with the SEC on May 17, 2005 by webMethods, Mark L. Wabschall was appointed as webMethods' Chief Accounting Officer on May 11, 2005 while continuing to serve as Senior Vice President, Finance. That Form 8-K is further amended to report the execution of the executive agreement between webMethods and Mr. Wabschall, and the information reported in Item 1.01, above, is incorporated by reference.

Mr. Wabschall was appointed as webMethods' Chief Accounting Officer following the resignation of Mary Dridi as Chief Financial Officer on May 3, 2005, as reported in the Form 8-K filed with the SEC on May 2, 2005 by webMethods.

Item 8.01 Other Events.

Graham Glass resigned as Chief Technology Officer of webMethods effective July 15, 2005 to pursue other interests. Kristin Weller Muhlner, webMethods’ Executive Vice President for Product Development, became webMethods’ acting Chief Technology Officer while the Company seeks a new Chief Technology Officer. Ms. Muhlner has served as webMethods’ Executive Vice President of Product Development since March 2003. She joined webMethods as Vice President of Professional Services and Customer Care in September 1998, became Vice President of Product Development in January 2000 and became Senior Vice President of Product Development in October 2001 before becoming Executive Vice President of Product Development.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Exhibits.

Exhibit 10.5* Form of Executive Agreement entered into between webMethods, Inc. and certain of its executive officers.

* Previously filed with the SEC on August 9, 2004 as an exhibit to the Form 10-Q of webMethods, Inc. for the three months ended June 30, 2004 (File No. 1-15681).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

webMethods, Inc.

July 18, 2005	By:	David Mitchell

Name: David Mitchell
Title: President and CEO